                                                                   EXHIBIT 1(A5)

               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

                         A STOCK LIFE INSURANCE COMPANY
                                NEWARK, DELAWARE

                  ------------------------------
     INSURED 1    JOHN DOE            35, MALE     ISSUE AGE/SEX
     INSURED 2    JANE DOE            35, FEMALE   ISSUE AGE/SEX

POLICY NUMBER     9,000,000           01/01/1996   POLICY ISSUE DATE
 FACE AMOUNT      $100,000.00         01/01/1996   POLICY DATE
DEATH BENEFIT     OPTION A
                  ------------------------------

Providentmutual Life and Annuity Company of America agrees:

   - To pay the Beneficiary of this Policy the Insurance Proceeds upon receipt of due proof of the death of both Insureds;

   - To provide you (the Policy Owner) with the other rights and benefits under this Policy.

These agreements are subject to the provisions of this Policy. The Policy does not pay a benefit upon the death of the first of the Insureds to die, but only upon the death of the last surviving Insured.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED, AS DESCRIBED ON PAGE 10.

THE PORTION OF THE POLICY ACCOUNT VALUE THAT IS IN A SUBACCOUNT MAY INCREASE OR DECREASE, DEPENDING UPON THE UNIT VALUE OF SUCH SUBACCOUNT, WHICH IN TURN DEPENDS UPON THE INVESTMENT EXPERIENCE OF THE CORRESPONDING PORTFOLIO OF A DESIGNATED INVESTMENT COMPANY. THE INVESTMENT OPTIONS FOR THIS POLICY ARE DESCRIBED ON PAGE 6. THERE IS NO GUARANTEED MINIMUM FOR THE PORTION OF YOUR POLICY ACCOUNT VALUE IN THE SUBACCOUNTS.

The portion of the Policy Account Value that is in the Guaranteed Account and the Loan Account will accumulate, after deductions, at rates of interest we determine. Such rates will not be less than 4% a year.

Please read this Policy with care. A guide to its provisions is on the last page. A description is on page 2. Any additional benefit riders and copies of the Applications are included in this Policy after page 20.

                 This is a legal contract between the Owner and
              Providentmutual Life and Annuity Company of America.

                           READ THIS POLICY CAREFULLY

RIGHT TO EXAMINE POLICY. YOU MAY EXAMINE THIS POLICY AND IF FOR ANY REASON YOU ARE NOT SATISFIED WITH IT, YOU MAY CANCEL IT BY RETURNING THE POLICY TO US WITH A WRITTEN REQUEST NO LATER THAN: (a) 10 DAYS AFTER YOU RECEIVE IT, (b) OR 45 DAYS AFTER PART I OF THE APPLICATION WAS SIGNED. ALL YOU HAVE TO DO IS TAKE THIS POLICY TO OUR SERVICE CENTER AT 300 CONTINENTAL DRIVE, NEWARK, DELAWARE, OR MAIL IT TO P.O. BOX 15750, WILMINGTON, DE 19850-5750, OR TO ONE OF OUR OFFICES OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. IF YOU DO THIS, WE WILL REFUND AN AMOUNT EQUAL TO: (a) THE DIFFERENCE BETWEEN THE PREMIUMS YOU PAID (INCLUDING ANY FEES AND CHARGES) AND THE SUM OF THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT AND THE SUBACCOUNTS; PLUS (b) THE VALUE OF THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT INCLUDING ANY INTEREST ACCUMULATED TO THE DATE YOU RETURN THE POLICY TO US; PLUS (c) THE VALUE OF THE AMOUNTS ALLOCATED TO THE SUBACCOUNTS INCLUDING THE NOT INVESTMENT EXPERIENCE OF SUCH SUBACCOUNTS TO THE DATE YOU RETURN THE POLICY TO US; PLUS (d) ANY FEES OR CHARGES IMPOSED ON THE AMOUNTS ALLOCATED TO THE GUARANTEED ACCOUNT OR THE SUBACCOUNTS.

Attest                                                /s/ Illegible
                                                            President
              Registrar
                                  VARIABLE LIFE

[PROVIDENTMUTUAL LOGO]                                    [PROVIDENTMUTUAL LOGO]

     Flexible Premium Adjustable Survivorship Variable Life Insurance Policy.
      Insurance Proceeds payable upon death of the last surviving Insured before Final Policy Date. Policy Account Value payable on Final
            Policy Date. Values provided by this Policy are based on
                    declared interest rates of the Guaranteed
                     and Loan Accounts and on the investment
                         experience of the Subaccounts.
                               Non-Participating.

  FOR INQUIRIES, INFORMATION AND RESOLUTION OF COMPLAINTS, Call 1-800-262-9273.

Form PLC134                                                               11.96

                               POLICY DESCRIPTION

This is a flexible premium adjustable survivorship variable life insurance policy.

Net premiums are allocated at your direction to one or more of the Subaccounts and/or the Guaranteed Account.

The Subaccounts of the Separate Account invest in securities and other investments whose value is subject to market fluctuation and investment risk. There is no guarantee of principal or investment return.

The Guaranteed Account earns interest at rates we declare in advance. The rates are guaranteed to equal or exceed 4%, The principal, after deductions, is also guaranteed.

The duration of life insurance coverage depends on the Net Cash Surrender Value except that during the first four Policy Years, your Policy will remain in force if the sum of the premiums paid less partial withdrawals and outstanding loans equals or exceeds the Minimum Guarantee Premium.

If Death Benefit Option A has been selected, the death benefit is the Face Amount of this Policy and the amount of the death benefit is fixed, except where it is a percentage of the Policy Account Value. If Death Benefit Option B has been selected, the death benefit is the Face Amount of this Policy plus the Policy Account Value. The amount of the death benefit under Option B is variable. Under either Option, the death benefit will not be less than a percentage of the Policy Account Value.

To compute the Insurance Proceeds payable upon the death of the last surviving Insured, we start with the death benefit and adjust this amount if there is a loan.

We make monthly deductions from the Policy Account Value to cover the cost of benefits provided under this Policy, including the cost of any benefits provided by rider. We will allocate such deductions to the Subaccounts and the Guaranteed Account in accordance with your instructions.

If you surrender this Policy for its Net Cash Surrender Value or reduce the Face Amount of insurance during the first 15 Policy Years, we will deduct any applicable surrender charges from the Policy Account Value.

We will pay the proceeds under this Policy in one sum unless a Payment Option is in force. If you elect a Payment Option, it will apply to payment of the Net Cash Surrender Value if you surrender this Policy or to the Insurance Proceeds paid to the Beneficiary when the last surviving Insured dies. If a Payment Option is not in force when the last surviving Insured dies, the Beneficiary will be able to elect a Payment Option for Insurance Proceeds.

If this Policy lapses, coverage will end. If such occurs, you may be able to reinstate this Policy within three full years with full benefits.

As Policy Owner, you have these rights in this Policy, among others, subject to the terms, conditions and limits in this Policy:

   -  You may make premium payments at any time and of any amount.

   - You may change the allocation of premiums and deductions among your investment options.

   -  You may decrease the Face Amount of insurance.

   -  You may change the Death Benefit Option.

   -  You may transfer amounts among your investment options.

   -  You may borrow on this Policy.

   -  You may make a partial withdrawal of the Net Cash Surrender Value.

   -  You may surrender this policy for its Net Cash Surrender Value.

   -  You may change the Beneficiary of the Insurance Proceeds of this Policy.

   -  You may assign this Policy and change the Owner,

This is only a summary of what the policy provides. You should read the entire policy carefully as its terms govern your rights and our obligations.


                                     Page 2
Form PLC134

                                 POLICY SCHEDULE

INSURED 1             JOHN DOE               35, MALE      ISSUE AGE/SEX
INSURED 2             JANE DOE               35, FEMALE    ISSUE AGE/SEX

POLICY NUMBER         9,000,000              01-01-1996    POLICY ISSUE DATE

FACE AMOUNT           $100,000               01-01-1996    POLICY DATE

DEATH BENEFIT         OPTION A               01-01-2061    FINAL POLICY DATE

PREMIUM CLASS
     INSURED 1        STANDARD SMOKER
     INSURED 2        STANDARD SMOKER

BENEFITS

FLEXIBLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE -
     INITIAL FACE AMOUNT $1,000,000

RIDER - DISABILITY WAIVER BENEFIT

THIS POLICY PROVIDES LIFE INSURANCE COVERAGE ON THE INSUREDS UNTIL THE FINAL POLICY DATE, PROVIDED THE NET CASH SURRENDER VALUE IS SUFFICIENT TO COVER THE DEDUCTIONS FOR THE COST TO THAT DATE OF THE BENEFITS OF THIS POLICY AND OF ANY RIDERS. YOU MAY HAVE TO PAY MORE THAN THE PREMIUMS SHOWN BELOW TO KEEP THIS POLICY AND COVERAGE IN FORCE TO THAT DATE, AND TO KEEP ANY ADDITIONAL RIDERS IN FORCE.


MINIMUM INITIAL PREMIUM - $485.00

PLANNED PERIODIC PREMIUM - $1,000.00 PAYABLE YEARLY

MINIMUM PREMIUM PAYMENT - $485.00 UNTIL 01-01-2000

MINIMUM PAYMENT - $25.00

PARTIAL WITHDRAWAL - MINIMUM AMOUNT $1,500

TRANSFERS - MINIMUM AMOUNT $1,000

POLICY LOAN - FIXED 6% POLICY LOAN INTEREST RATE

     MINIMUM LOAN AMOUNT $500

PLC134

                                 POLICY SCHEDULE
                                   (CONTINUED)

                                                         POLICY NUMBER 9,000,000

                                 EXPENSE CHARGES

PREMIUM EXPENSE CHARGE

      CONSISTS OF THE FOLLOWING:

      1. A PREMIUM TAX CHARGE OF 2.00% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT FOR STATE AND LOCAL PREMIUM TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OR THE INSUREDS' RESIDENCE CHANGES.

      2. A PERCENT OF PREMIUM CHARGE NOT EXCEEDING 5% WILL BE DEDUCTED FROM EACH PREMIUM PAYMENT.

      3. A FEDERAL INCOME TAX CHARGE OF 1.25% WILL BE DEDUCTED FROM EACH PAYMENT FOR APPLICABLE FEDERAL TAXES. WE RESERVE THE RIGHT TO CHANGE THIS PERCENTAGE IF THE APPLICABLE LAW CHANGES OUR TAX BURDEN.

INITIAL ADMINISTRATIVE CHARGE

      $39.50 DEDUCTED FROM THE POLICY ACCOUNT VALUE ON THE FIRST 12 POLICY PROCESSING DAYS.

MONTHLY ADMINISTRATIVE CHARGE

      $9.50 DEDUCTED MONTHLY FROM THE POLICY ACCOUNT VALUE. WE RESERVE THE RIGHT TO INCREASE THIS CHARGE, BUT IT WILL NOT BE GREATER THAN $ 18 A MONTH.

FOR PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE

      $25 DEDUCTED FROM THE POLICY ACCOUNT VALUE WHENEVER YOU MAKE A PARTIAL WITHDRAWAL.

FOR TRANSFERS

      AFTER THE FIRST FOUR TRANSFERS OF AMOUNTS AMONG YOUR INVESTMENT OPTIONS DURING A POLICY YEAR, WE WILL CHARGE $25 FOR EACH ADDITIONAL TRANSFER DURING THAT POLICY YEAR.

PLC134

                                 POLICY SCHEDULE

                                   (CONTINUED)

                                                         POLICY NUMBER 9,000,000

                                SURRENDER CHARGES

IF THIS POLICY IS SURRENDERED OR LAPSES DURING THE FIRST 15 POLICY YEARS, WE WILL DEDUCT A SURRENDER CHARGE FROM THE POLICY ACCOUNT VALUE IN DETERMINING ITS NET CASH SURRENDER VALUE. THE SURRENDER CHARGE CONSISTS OF THE DEFERRED ADMINISTRATIVE CHARGE AND THE DEFERRED SALES CHARGE.

THE DEFERRED ADMINISTRATIVE CHARGE AT ANY TIME DURING THE POLICY YEAR IS $500 MULTIPLIED BY THE FACTOR IN THE TABLE BELOW FOR THAT YEAR, LESS THE AMOUNT OF ANY PRO RATA DEFERRED ADMINISTRATIVE CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

THE DEFERRED SALES CHARGE AT ANY TIME DURING THE POLICY YEAR IS EQUAL TO (A) MINUS (B) WHERE: (A) IS THE LESSER OF: (1) THE MAXIMUM CHARGE SHOWN IN THE TABLE BELOW FOR THAT YEAR; OR (2) AN AMOUNT EQUAL TO 25% OF THE FIRST $525.00 IN PREMIUM PAYMENTS RECEIVED DURING THE FIRST POLICY YEAR PLUS 4% OF ALL OTHER PREMIUM PAYMENTS PAID TO SUCH TIME; AND (B) IS THE AMOUNT OF ANY PRO RATA DEFERRED SALES CHARGE PREVIOUSLY PAID UNDER THIS POLICY.

POLICY                    MAXIMUM     POLICY                 MAXIMUM
 YEAR      FACTOR         CHARGE       YEAR    FACTOR        CHARGE
  1         1.0           $315.00        8       1.0        $315.00
  2         1.0           $315.00        9       1.0        $315.00
  3         1.0           $315.00       10       1.0        $315.00
  4         1.0           $315.00       11       1.0        $315.00
  5         1.0           $315.00       12       0.8        $252.00
  6         1.0           $315.00       13       0.6        $113.40
  7         1.0           $315.00       14       0.4        $ 75.60
                                        15       0.2        $ 37.80


IF THE FACE AMOUNT OF THIS POLICY IS DECREASED AT ANY TIME DURING THE FIRST 15 POLICY YEARS, A PRO RATA SHARE OF THE SURRENDER CHARGE WILL BE DEDUCTED.


                                     PAGE 4A

PLC134

                                 POLICY SCHEDULE

                                   (CONTINUED)

                                                         POLICY NUMBER 9,000,000

                   GUARANTEED MONTHLY COST OF INSURANCE RATES

                        PER $1,000 OF NET AMOUNT AT RISK

  POLICY                                    POLICY
   YEAR                   RATE               YEAR               RATE
     1                  0.000425              33              1.188475
     2                  0.001400              34              1.349633
     3                  0.002617              35              1.529792
     4                  0.004133              36              1.729708
     5                  0.006050              37              1.966742
     6                  0.008450              38              2.248992
     7                  0.011533              39              2.584325
     8                  0.015217              40              2.972941
     9                  0.019717              41              3.415241
    10                  0.025042              42              3.899642
    11                  0.031442              43              4.417859
    12                  0.038858              44              4.964283
    13                  0.047592              45              5.549692
    14                  0.057683              46              6.192758
    15                  0.069583              47              6.909441
    16                  0.083575              48              7.717308
    17                  0.099933              49              8.624249
    18                  0.119308              50              9.654408
    19                  0.142667              51             10.702042
    20                  0.169908              52             11.843484
    21                  0.201242              53             12.963417
    22                  0.236908              54             14.202384
    23                  0.276350              55             15.392966
    24                  0.319875              56             16.712233
    25                  0.368033              57             18.101366
    26                  0.422867              58             19.602367
    27                  0.487850              59             21.327917
    28                  0.564575              60             23.446426
    29                  0.658858              61             26.541808
    30                  0.768567              62             31.375642
    31                  0.895558              63             39.612883
    32                  1.034625              64             54.663725
                                              65             83.333333


                                     PAGE 5
PLC134

                                 POLICY SCHEDULE
                                   (CONTINUED)

                               ALLOCATION OPTIONS


                                  SCHEDULE A-1


THE MARKET STREET FUND, INC.:

   Providentmutual Variable Large Cap Growth Subaccount

   Providentmutual Variable Large Cap Value Subaccount

   Providentmutual Variable Small Cap Growth Subaccount

   Providentmutual Variable Small Cap Value Subaccount

   Providentmutual Variable Growth Subaccount

   Providentmutual Variable Aggressive Growth Subaccount

   Providentmutual Variable Bond Subaccount

   Providentmutual Variable Managed Subaccount

   Providentmutual Variable Money Market Subaccount

   Providentmutual Variable International Subaccount



                                  SCHEDULE A-2


THE ALGER AMERICAN FUND:

   Alger American Small Capitalization Subaccount


VARIABLE INSURANCE PRODUCTS FUND (VIP) OR THE
VARIABLE INSURANCE PRODUCTS FUND II (VIP II):

   Fidelity Asset Manager Subaccount (VIP II)

   Fidelity Contrafund Subaccount (VIP II)

   Fidelity Equity-Income Subaccount (VIP)

   Fidelity Growth Subaccount (VIP)

   Fidelity High Income Subaccount (VIP)

   Fidelity Index 500 Subaccount (VIP II)

   Fidelity Investment Grade Bond Subaccount (VIP II)

   Fidelity Overseas Subaccount (VIP)

Form LSA3 (Rev. 1998)                                                  (LSA3598)

                                 POLICY SCHEDULE
                                   (CONTINUED)


NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST:

   Neuberger & Berman Limited Maturity Bond Subaccount

   Neuberger & Berman Partners Subaccount


VAN ECK WORLDWIDE INSURANCE TRUST:

   Van Eck Worldwide Bond Subaccount

   Van Eck Worldwide Emerging Markets Subaccount

   Van Eck Worldwide Hard Assets Subaccount

   Van Eck Worldwide Real Estate Subaccount


                                    Page 6A

Form LSA3 (Rev. 1998)                                                  (LSA3598)

                                   DEFINITIONS


ATTAINED AGE. For each Insured, the Issue Age of such Insured plus the number of full Policy Years since the Policy Date.

CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges.

INSURANCE PROCEEDS. The net amount to be paid to the Beneficiary when the last surviving Insured dies. (See Amount of Insurance Proceeds provision.)

INSURED. The persons named as the Insureds on the first page. They need not be the Owner.

LOAN ACCOUNT. The account to which we transfer the amount of any policy loan from the Subaccounts and/or Guaranteed Account.

MINIMUM GUARANTEE PREMIUM. The sum of the Minimum Annual Premiums for each month since the Policy Date, including the current month, divided by 12.

NET CASH SURRENDER VALUE. The Policy Account Value minus any applicable surrender charges, minus any outstanding policy loans and accrued interest.

NET PREMIUM. The remainder of a premium after deduction of the Premium Expense Charge.

POLICY ACCOUNT VALUE. The sum of this Policy's values in the Subaccounts, the Guaranteed Account and the Loan Account.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date. The first Policy Processing Day is the Policy Date.

POLICY YEAR. A year that starts on the Policy Date or on a Policy Anniversary.

WE, OUR, US AND COMPANY. Providentmutual Life and Annuity Company of America, A Stock Life Insurance Company and a Delaware Corporation.

YOU AND YOUR. The Owner of this Policy.


                               GENERAL PROVISIONS

THE CONTRACT. This Policy is issued in consideration of payment of the Minimum Initial Premium shown in the Policy Schedule. This Policy and the initial Applications, copies of which are attached, all subsequent Applications to change the policy, all additional Policy Schedule pages and any endorsements or riders added to this Policy, form the whole contract. We assume that all statements in the Applications were made to the best of the knowledge and belief of the persons who made them; in the absence of fraud they are assumed to be representations and not warranties. We relied on those statements when we issued or changed this Policy. We will not use any statement, unless made in the Applications, to void this Policy or to deny a claim.


POLICY MODIFICATIONS. Only the President or a Vice President of the Company may agree to modify this Policy, and then only in writing.

SUICIDE EXCLUSION. If both Insureds, whether sane or insane, die by suicide within two years from the Policy Issue Date, or if the last surviving Insured, whether sane or insane, dies by suicide within such two year period, or if the surviving Insured lives more than 90 days beyond the date that the first death occurred by suicide and a policy exchange is not made, our payment will be limited to the sum of premiums paid, minus any loan and loan interest and any partial withdrawals of Net Cash Surrender Value. At the end of the second Policy Year, we will notify you and request notification of the death of any Insured. Failure to provide timely notice will not avoid the Suicide Exclusion.


                                     Page 7
Form PLC134

SUICIDE SURVIVOR BENEFIT. If, within two years from the Policy Issue Date, one of the Insureds commits suicide and the surviving Insured dies (not by suicide) within 90 days of the first death, the amount we will pay the beneficiary upon the death of such surviving Insured will equal the Proceeds at Death. We will make payment subject to the provisions of this policy, including receipt of due proof that the surviving Insured died within such 90-day period.

   If the first death occurs by suicide within two years from the Policy Issue Date, you may exchange this policy for a new policy on the life of the surviving Insured. You must make the exchange within 90 days after the first death. We must receive the completed application for the exchange and first modal premium during this 90-day period. The exchange will be made without evidence of insurability.

   The new policy will have the same Face Amount as this policy on the date of the first death or such lower amount allowed by our rules in effect at the time of such exchange. The issue date for the new policy will be the 91st day after the first death. The premium for the new policy will be based on the rates in effect on that date for the surviving Insured's age on the issue date of the new policy and for the same premium class as this policy. The new policy must be on a permanent whole life plan tinder the rules of the Company then in effect as to plan, amount, age and premium class. The new policy cannot be a variable life insurance policy, unless we approve such a request. The new policy cannot involve any other life.

   The new policy may contain additional benefit riders subject to our consent and evidence of the surviving Insured's insurability satisfactory to us. Evidence of insurability will not be required for a Disability Waiver Rider if:
(a) such rider is in effect for this policy as to the surviving Insured immediately before the first death; and (b) the surviving Insured was not then totally disabled as defined in such rider.

   A copy of the application on the surviving Insured for this policy will be made a part of the new policy. The Suicide Exclusion and Incontestability Periods for the new policy will begin on the Policy Issue Date for this Policy.

MISSTATEMENT OF AGE OR SEX. If the stated age or sex of either Insured is not correct, the death benefit and any benefits provided by riders to this Policy shall be those which would be purchased by the most recent deduction for the cost of insurance and the cost of any benefits provided by such riders, at the correct age and sex for each Insured. There is no adjustment to the Policy Account Value.

INCONTESTABILITY. We have the right to contest the validity of this Policy based on material misstatements made in the initial Applications for this Policy. We also have a right to contest the validity of any policy change based on material misstatements made in any Application for that change. However, we will not contest this Policy after it has been in force during the lifetime of each Insured for two years from the Policy Issue Date, except for nonpayment of the Minimum Initial Premium.

   At the end of the second Policy Year, the Company will notify you and request notification of the death of any Insured. Failure to provide timely notice of death will not avoid a contest and could result in a contest even if premiums continue to be paid.

   We will not contest any policy change that requires evidence of insurability, or any reinstatement of this policy, after such change or reinstatement has been in effect for two years during each Insured's lifetime. See any supplementary benefit riders for modifications that apply to them.

PERIODIC REPORT. At least once a year we will send you a report for this Policy. It will show: (1) the current Death Benefit; (2) the current Policy Account Value; (3) the Guaranteed Account Value; (4) the Loan Account Value; (5) the value in each Subaccount; (6) premiums paid since the last report; (7) charges deducted since the last report; (8) any partial withdrawals of Net Cash Surrender Value since the last report; (9) any policy loans and accrued interest; (10) the current Net Cash Surrender Value; (11) any other information that may be required when and where this Policy is delivered.

   You may ask for a similar report at some other time. We have the right to make a reasonable charge for the reports that you ask for, and to limit the scope and frequency of such reports.


                                     Page 8
Form PLC134

PAYMENTS. We will usually pay any amounts payable as a result of surrender, partial withdrawal or policy loan within 7 days after we receive your written request at our Service Center in a form satisfactory to us. We will usually pay the Insurance Proceeds within 7 days after we receive proof of the death of both Insureds at our Service Center and all other requirements deemed necessary are met.

   However, payment may be postponed if we are not able to sell securities or determine the value of the assets of the Subaccounts because:

   1. the New York Stock Exchange is closed;

   2. the Securities and Exchange Commission (SEC) requires trading to be restricted or declares an emergency; or

   3. the SEC by order permits us to defer payments for the protection of Policy Owners.

   As to amounts allocated to the Guaranteed Account, we may defer payment of any withdrawal or surrender of Net Cash Surrender Value and the making of a loan for up to six months after we receive your written request at our Service Center.

   We will allow interest, at a rate of 3% a year, on any payment we defer for 30 days or more under this provision.

POLICY CHANGES - TAX CONSIDERATIONS. In order to receive the tax treatment accorded to life insurance under federal tax laws, this Policy must qualify and continue to qualify as life insurance under the Internal Revenue Code. We reserve the right to decline to accept a premium payment, to decline to change the Death Benefit Option, or to decline a partial withdrawal which would cause this Policy to fail to qualify as life insurance under the applicable tax law, as interpreted by us. We also reserve the right to make changes in this Policy or to riders or to make distributions from this Policy to the extent we deem such to be necessary for this Policy to continue to qualify as life insurance. Such changes will apply uniformly to all affected policies. You will receive advance written notification of such changes.

CHANGES IN POLICY COST FACTORS. Changes in credited interest rates, cost of insurance charges, Percent of Premium Charge, mortality and expense risk charges, and Monthly Administrative Charges will be by class and will be based upon changes in future expectations for such factors as:

   a. investment earnings;

   b. mortality,,

   c. persistency;

   d. expenses; and

   e. taxes.

   Any change will be determined in accordance with the procedures and standards on file, if required, with the insurance supervisory official of the state in which this policy is delivered.

POLICY ILLUSTRATIONS. Upon request, we will provide an illustration of the future benefits under this Policy. We reserve the right to charge a reasonable fee for this service if you request more than one policy illustration during a Policy Year.

                     POLICY OWNER AND BENEFICIARY PROVISIONS

OWNERSHIP. Unless otherwise stated in the Applications or later changed, the Owner of this Policy is the Insureds. After the death of the first Insured, the surviving Insured will be the Owner, unless a different Owner is named in the applications. While both or one of the Insureds is living, the Owner is entitled to exercise any right and privilege granted by this Policy or by us. These rights end at the death of the last surviving Insured. If both or one of the Insureds is living on the Final Policy Date shown in the Policy Schedule and while this Policy is in force, we will pay you, the Owner, the Policy Account Value on that date, less any outstanding policy loan and accrued loan interest. This Policy will then end. If you are not the Insured and you die while both or one of the Insureds is still living, all rights will vest in your estate, unless otherwise provided.

BENEFICIARY. The Beneficiary is entitled to the Insurance Proceeds under this Policy. The Beneficiary is as named in the Applications, unless later changed. When a Beneficiary is designated, any relationship shown is to the Insureds, unless otherwise stated. If two or more persons are named, those surviving both Insureds will share the Insurance Proceeds equally, unless otherwise stated. The interest of any beneficiary who dies before the last surviving Insured will vest in you, unless otherwise provided. If none of the persons named as Beneficiary survive both Insureds, we will pay the Insurance Proceeds in one sum to the estate of the last surviving Insured to die.

PROTECTION OF PROCEEDS. No Beneficiary may commute, encumber or alienate any payments under this Policy before they are due. No payments shall be subject to the debts, contracts or engagements of any Beneficiary nor to any judicial process to levy upon or attach the same for payment of such debts.

Form PLC134

CHANGES. While either Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect as of the date you sign the notice, even if an Insured or an Owner dies before we receive it, except that it will not apply to any payment or other action we take before we receive the notice at our Service Center. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision is cancelled.

ASSIGNMENT. You may assign this Policy but we will not be bound by any assignment unless it is in writing and we have received it at our Service Center. Your rights and those of any other person referred to in this Policy will be subject to the assignment. All assignments are subject to any indebtedness on the Policy. We assume no responsibility for the validity of any assignments.

CREDITOR CLAIMS. To the extent permitted by applicable laws, no right or benefit under this Policy shall be subject to claims of creditors, except as may be provided by an Assignment.


                            DEATH BENEFIT PROVISIONS

   If both Insureds die while this Policy is in force, we will pay the Insurance Proceeds to the Beneficiary when we receive: (1) proof that both Insureds died before the Final Policy Date; and (2) all other requirements deemed necessary to make payment.

DEATH BENEFIT. The Death Benefit will be determined under either Option A or Option B below, whichever you have chosen and is in effect as of the date of the death of the last surviving Insured.

   Under either Option, the duration of insurance coverage depends upon your Net Cash Surrender Value.

OPTION A. Under Option A, the death benefit is the greater of the Face Amount of insurance, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below). Under this Option, the amount of the death benefit is fixed, unless it is determined by such a percentage. If Option A is in effect when a partial withdrawal is made and the Face Amount is reduced, no Surrender Charge will be applicable.

OPTION B. Under Option B, the death benefit is the greater of the Face Amount of insurance plus the Policy Account Value on the date of death of the last surviving Insured, or a percentage of the Policy Account Value on the date of death of the last surviving Insured (see Table of Percentages, below). Under this Option, the amount of the death benefit is variable.

TABLE OF PERCENTAGES. The following table is used in determining the Death Benefit under Option A and Option B above. For Attained Ages not shown, the applicable percentages shall decrease by a ratable portion for each full year.

Attained Age of
Younger Insured          Percentage
---------------          ----------
 0  through 40              250%
45                          215%
50                          185%
55                          150%
60                          130%
65                          120%
70                          115%
75  through 90              105%
95  through 99              100%

AMOUNT OF INSURANCE PROCEEDS. The Insurance Proceeds will be determined as of the date of death of the last surviving Insured and will be equal to:

   1. the Death Benefit described above;

   2. plus any additional benefits due under a supplementary benefit rider attached to this Policy;

   3. less any loan and accrued loan interest on this Policy;

   4. less any overdue deductions if the death of the last surviving Insured occurs during the Grace Period.

PAYMENT OF INSURANCE PROCEEDS. At the death of the last surviving Insured we will pay the Insurance Proceeds to the Beneficiary in a lump sum, unless a Payment Option has been selected. If the proceeds are payable in a lump sum, we will add interest to the amount of such proceeds for the period from the date of death of the last surviving Insured to the date of payment. The amount of interest will be computed at the yearly rate of 3% or any higher rate declared by us or required by law.


Form PLC134

CHANGING THE DEATH BENEFIT OPTION OR DECREASING THE FACE AMOUNT. During the first Policy Year, the Death Benefit Option and the Face Amount of insurance will be as selected at the time of application, as shown in the Policy Schedule.

   After the first Policy Year while this policy is in force you may change the Death Benefit Option or decrease the Face Amount. Any change will be effective as of the Policy Processing Day that coincides with or next follows the date we approve your written request. You may request a change by completing an application for change. A copy of such application will be attached to new Policy Schedule pages which will be issued when the change is approved. The application for change and new Policy Schedule pages will become a part of this Policy. We may require you to return this Policy to make a change.

CHANGE FROM DEATH BENEFIT OPTION A TO OPTION B. If you request a change from Option A to Option B, we will decrease the Face Amount by the Policy Account Value as of the date of change. We reserve the right to decline to make such a change if it would reduce the Face Amount below the minimum amount for which we would then issue this Policy under our rules.


CHANGE FROM DEATH BENEFIT OPTION B TO OPTION A. If you request a change from Option B to Option A, we will increase the Face Amount by the Policy Account Value on the date of change.

   The decreases and increases in Face Amount described above in connection with changes in the Death Benefit Option are made so the Death Benefit remains the same on the date of change. We do not require evidence of insurability, nor do we deduct a surrender charge for such changes.

FACE AMOUNT DECREASE. You may request a Face Amount decrease provided:

   a. the Face Amount of the policy after the decrease is not less than the minimum amount shown in the Policy Schedule;

   b. the amount of the decrease is for at least $25,000;

   c. if the decrease is made during the first 15 Policy Years, we will deduct a pro rata share of any applicable surrender charges from the Policy Account Value.

TAX CONSIDERATIONS. We reserve the right to refuse to make a policy change if such would cause this Policy to fail to qualify as life insurance under applicable laws, as interpreted by us.


                           PREMIUM PAYMENT PROVISIONS

   The Minimum Initial Premium shown in the Policy Schedule is due on or before the date the policy is delivered. No insurance will take effect until the Minimum Initial Premium is paid, while the health and other conditions of the Insureds stay the same as described in the applications for this Policy. Prior to the Final Policy Date and while this Policy is in force you may make additional premium payments at any time and in any amount (subject to certain limits described below). We intend to send premium reminder notices to you for the Planned Periodic Premium shown in the Policy Schedule, unless at the time of application or later you request in writing that such notices not be sent, You do not need to pay the Planned Periodic Premiums and may change their frequency and amount subject to the limits described below. (However, see Grace Period.)

LIMITS FOR PREMIUM PAYMENTS. Each premium payment after the initial one must be for at least the Minimum Payment amount shown in the Policy Schedule. We may increase this minimum amount upon 90 days written notice to you of such increase. This minimum amount will not exceed $500.

   We reserve the right not to accept any portion of premium payments during a Policy Year if we determine that such portion would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

   We reserve the right to limit the amount of any premium payment if it increases the Death Benefit more than it increases the Policy Account Value unless you provide evidence of both Insureds' insurability satisfactory to us.


                                     Page 11
Form PLC134

GRACE PERIOD. During the first four Policy Years, the duration of the insurance coverage under this Policy depends, in part, upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions. If the Net Cash Surrender Value is not sufficient, we will determine if the Minimum Guarantee Premium has been paid. If the Net Cash Surrender Value is not sufficient and the sum of the premiums paid less any partial withdrawals and outstanding loans does not equal or exceed the Minimum Guarantee Premium, the Grace Period described below will begin. After the first four Policy Years, the duration of the insurance coverage under this Policy depends solely upon whether the Net Cash Surrender Value is sufficient to cover the monthly deductions.

   If the Net Cash Surrender Value at the beginning of any policy month is less than the deductions for that month (and during the first four Policy Years, the Minimum Guarantee Premium has not been paid), we will send written notice to you and any assignee of record stating that a Grace Period of 61 days has begun, starting on the date we mail such notice. The notice will indicate an amount equal to three monthly deductions. If we do not receive payment of such amount before the end of the Grace Period, we will withdraw the Policy Account Value including any applicable surrender charge and send you and any assignee of record written notice that the Policy has lapsed without value. If the last surviving Insured dies during the Grace Period, we will pay the Insurance Proceeds.

REINSTATEMENT. If this Policy has lapsed without value, you may reinstate it while either Insured is alive if you:

   1. apply for reinstatement within three years after the end of the Grace Period;

   2. provide evidence of the insurability satisfactory to us for both Insureds; or evidence for the last surviving Insured and due proof that the first death occurred before the date of lapse; and

   3. make a premium payment of an amount sufficient to keep the Policy in force for at least three months after the date of reinstatement.

   The Effective Date of the reinstated Policy will be the Policy Processing Day which coincides with or next follows the date we approve the reinstatement application.


                             PREMIUM EXPENSE CHARGE

   The Premium Expense Charge consists of the following:

   1. Premium Tax Charge;

   2. Percent of Premium Charge; and

   3. Federal Tax Charge.

   The Premium Expense Charge will be deducted from any premiums paid and the amount remaining will be the Net Premium. The amounts of these charges are shown in the Policy Schedule.


                              THE SEPARATE ACCOUNT

   A Separate Account will be used to support the operation of this Policy and to support other variable life insurance policies. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable life insurance.

   We own the assets in the Separate Account. However, these assets are not part of our General Account. Income, gains and losses, realized or unrealized, from assets allocated to the Separate Account will be credited to or charged against the Separate Account without regard to our other income, gains or losses.

   The Separate Account is treated as a unit investment trust under federal securities laws. It is registered with the Securities and Exchange Commission
(SEC) under the Investment Company Act of 1940 (1940 Act).

   The Separate Account has Subaccounts, the assets of which are used to purchase shares of a designated corresponding mutual fund portfolio. The Subaccounts are listed in the Policy Schedule.


                                     Page 12
Form PLC134

   The Separate Account is subject to the laws of the state of Delaware which regulate the operations of insurance companies incorporated in Delaware. The investment policies of the Separate Account will not be changed without the approval of the Delaware Commissioner of Insurance. The approval process has been filed with the insurance supervisory official of the state in which this Policy is delivered.

   We have the right, subject to compliance with applicable laws, to make additions to, deletions from, or substitutions for, the shares or units of an investment company that are held by the Subaccounts or that the Subaccounts may purchase. We reserve the right to eliminate the shares or units of an eligible portfolio, and to substitute shares or units of another portfolio, or another fund, if the shares or units of the portfolio are no longer available for investments, or if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the Subaccount. In the event of any substitution or change, we may, subject to your written approval and by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

   We also reserve the right to transfer assets of a Subaccount or the Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another Subaccount or Separate Account. If this type of transfer is made, the Subaccount or Separate Account specified in this Policy shall refer to the Subaccount or Separate Account to which the assets were transferred.

   The Owner will share only in the income, gains and losses of the particular Subaccounts to which your Net Premium payments have been allocated or to which portions of the Policy Account Value have been transferred.

   That portion of the assets of the Separate Account which equals the reserves or other policy liabilities of the policies with respect to the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

   When permitted by law, we also reserve the right:

   1. to create additional Separate Accounts; to create Subaccounts from, or combine or remove Subaccounts from, Separate Accounts; or to combine any two or more Separate Accounts;

   2. to operate any one or more of the Separate Accounts as a management investment company under the 1940 Act or in any other form permitted by law;

   3. to deregister the unit investment trusts under the 1940 Act;

   4. to modify the provisions of this Policy to comply with applicable laws;

   5. to restrict or eliminate any voting rights of policyowners or other persons who have voting rights as to the Subaccounts.

   We will value the assets of the Subaccounts on each business day.

   If you object to a material change in the investment policy of a Subaccount in which you have at such time a portion of the Policy Account Value, you may transfer such portion of the Policy Account Value, upon written request, from that Subaccount, without charge, to another Subaccount or to the Guaranteed Account. You may then change your premium and deduction allocation percentages.


                              POLICY ACCOUNT VALUE:

                            ALLOCATIONS AND TRANSFERS

   The Policy Account Value for this Policy is based on the policy values in the Subaccounts, Guaranteed Account and the Loan Account to which you have: allocated Net Premiums; transferred account values; and allocated monthly deductions. Each allocation percentage must be a whole number.


ALLOCATION OF NET PREMIUMS. Net Premiums will be allocated to the Subaccounts and the Guaranteed Account on the date we receive such premium payment. The allocation will be based on the premium allocation percentages then in effect. The percentage chosen by you at the time of application will apply until you notify us in writing of a new allocation schedule for premium payments.

Form PLC134

ALLOCATION FOR MONTHLY DEDUCTIONS.

   Monthly Deductions will be allocated to the Subaccounts and Guaranteed Account based on the allocation percentages chosen by you at the time of application or as later changed by written request to us. If we cannot make a monthly deduction on the basis of the allocation schedule then in effect, we will make such deduction and future deductions based on the proportion that your Guaranteed Account Value and the value in your Subaccounts bear to the total unloaned Policy Account Value.

TRANSFERS. We will allow you to make four transfers in a Policy Year without charge. We will make a charge for additional transfers in such Policy Year. The maximum charge is shown in the Policy Schedule. The transfer charge will be deducted from the amount being transferred.

TRANSFERS FROM SUBACCOUNTS. You may ask us to transfer all or part of the amount in one of the Subaccounts to another Subaccount or to the Guaranteed Account. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or the entire value of the Subaccount. The transfer will be made as of the date we receive your written request at our Service Center.

TRANSFERS FROM GUARANTEED ACCOUNT. Within 30 days prior to or following any Policy Anniversary you may ask us to make one transfer for up to 25% of your Guaranteed Account Value to any of the Subaccounts. The minimum amount for such transfer is the lesser of the amount shown in the Policy Schedule or your Guaranteed Account Value on such Policy Anniversary. The date of transfer will be as of the Policy Anniversary if your written request is received prior to the Policy Anniversary; if your written request is received after the Policy Anniversary, the transfer will be made as of the date we receive your request at our Service Center.

SPECIAL TRANSFER RIGHT. During the first two years following the Policy Issue Date, you may request one transfer of the entire Policy Account Value in the Subaccounts to the Guaranteed Account. This request will not count toward the four free transfers in a Policy Year and is not subject to a transfer charge.


                              CALCULATION OF VALUES


BASIS OF CALCULATION. Minimum cash surrender values and maximum cost of insurance rates are based on the Commissioners 1980 Standard Ordinary Smoker or Nonsmoker Mortality Table for the Sex and Premium Class of each Insured. Cash surrender values are at least equal to those required by law. Reserves are computed by the Commissioners Reserve Valuation Method. A detailed statement of how we calculate the values for this Policy has been filed with the insurance supervisory official of the state in which this Policy is delivered.

CALCULATION OF VALUE OF SUBACCOUNTS.

   The Policy Account Value in a Subaccount at any time is equal to the number of units this Policy then has in that Subaccount multiplied by the Subaccount's unit value at that time.

   Amounts allocated, transferred or added to a Subaccount are used to purchase units of that Subaccount; units are redeemed when amounts are deducted, transferred or withdrawn. The number of units in a Subaccount at any time is equal to the number of units purchased minus the number of units redeemed up to such time.

   The unit value of a Subaccount on any Valuation Day is equal to the unit value for that Subaccount on the immediately preceding Valuation Day multiplied by the Net Investment Factor for that Subaccount on that Valuation Day.

VALUATION DAY AND PERIOD. Assets are valued at the close of a Valuation Day. A Valuation Day is each day that the New York Stock Exchange is open for business and any other day in which there is a sufficient degree of trading of a Subaccount's portfolio of securities to materially affect the value of that Subaccount.

   A Valuation Period is the time between two successive Valuation Days. Each Valuation Period includes a Valuation Day and any non-Valuation Day or consecutive non-Valuation Days immediately preceding it.


                                    Page 14
Form PLC134

NET INVESTMENT FACTOR. Each Subaccount has its own Net Investment Factor. The Net Investment Factor of the Subaccount for a Valuation Period is (a) divided by
(b), and minus (c), where:

   (a) is:

     1. the value of the assets in the Subaccount for the preceding Valuation Period; plus

     2. the investment income and capital gains, realized or unrealized, credited to those assets during the Valuation Period for which the Net Investment Factor is being determined; minus

     3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus

     4. any amount charged against the Subaccount for taxes, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Subaccount; and

   (b) is the value of the assets in the preceding Valuation Period; and

   (c) is a charge no greater than .90% per year (.002465753% for each day in the Valuation Period) for mortality and expense risks.

   We will value the assets in the Subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

CALCULATION OF GUARANTEED ACCOUNT VALUE. The Guaranteed Account Value at any time is equal to the amounts allocated and transferred to it plus interest credited to it, minus amounts deducted, transferred and withdrawn from it. Amounts deducted, transferred or withdrawn will be on a last in, first out basis.

   We will credit the Guaranteed Account Value with interest at effective annual rates we determine. These rates will not be less than 4%. For the amount in the Guaranteed Account at the beginning of a calendar year, we will determine such interest rates in advance of each calendar year. Such rates will apply to the calendar year which follows the date of determination. For amounts allocated or transferred to the Guaranteed Account during a calendar year, we will determine such interest rates in advance of the date such amount is received or transferred. Such rates will apply to the end of the calendar year in which the payment is received or the transfer is made.

   Interest will be credited on each Policy Processing Day as follows:

       for amounts in the Guaranteed Account for the entire prior policy month, from the beginning to the end of such policy month;

       for amounts allocated to the Guaranteed Account during the prior policy month, from the date we allocate a Net Premium to the Guaranteed Account or receive a loan repayment to the end of the policy month;

       for amounts transferred to the Guaranteed Account during the prior policy month, from the date of transfer to the end of the policy month;

       for amounts deducted or withdrawn from the Guaranteed Account during the prior policy month, from the beginning of the prior policy month to the date of deduction or withdrawal.

MONTHLY DEDUCTIONS. On each Policy Processing Day, beginning on the Policy Date, we will deduct the following charges from the Policy Account Value:

   1. The Monthly Administrative Charge shown in the Policy Schedule;

   2. On the first 12 Policy Processing Days, the Initial Administrative Charge shown in the Policy Schedule;

   3. The monthly cost of any benefits provided by rider to this Policy, in accordance with such rider;

   4. The monthly cost of insurance charge, as described below.

   The monthly cost of insurance charge is: (a) multiplied by the result of (b) minus (c):

      (a) is the current monthly cost of insurance rate per $1000 divided by 1000;

and the result of (b) minus (c) is the net amount at risk where:

      (b) is your current Death Benefit; and

      (c) is your Policy Account Value (after other deductions but before cost of insurance).

Form PLC134

   The cost of insurance rates are based on each Insured's Issue Age, Sex and Premium Class and the Policy's duration. Current cost of insurance rates will be determined by the Company based on our expectations as to future mortality costs and expenses. However, these rates will never exceed those shown in the Table of Guaranteed Maximum Cost of Insurance Rates Per $1000 of Net Amount At Risk shown in the Policy Schedule.

OTHER DEDUCTIONS. We also make the following other deductions from the Policy Account Value as they occur:

   1. Charge for partial withdrawal of Net Cash Surrender Value;

   2. Surrender charges if during the first 15 Policy Years you surrender this policy for its Net Cash Surrender Value, reduce the Face Amount of insurance, or this policy lapses at the end of a Grace Period;

   3. Charge for certain transfers of the Policy Account Value.


                           SURRENDERS AND WITHDRAWALS


SURRENDER FOR NET CASH SURRENDER VALUE.

   You may surrender this Policy for its Net Cash Surrender Value at any time while either Insured is living. The Net Cash Surrender Value of this Policy at any time is equal to the Policy Account Value on such date less any Surrender Charge, and less any outstanding policy loan and accrued interest. We will determine the Net Cash Surrender Value on the date we receive your signed written surrender request at our Service Center. Coverage under this Policy will end on the date you send the surrender request to us.

SURRENDER CHARGE. If you surrender this Policy for its Net Cash Surrender Value during the first 15 Policy Years, or if this Policy lapses during the first 15 Policy Years, we will deduct a Surrender Charge from the Policy Account Value. This Surrender Charge has two parts: the Deferred Administrative Charge and the Deferred Sales Charge. The amounts of such charges are shown in the Policy Schedule.

   If you request a reduction in the Face Amount during any of the first 15 Policy Years, we will deduct a pro rata Surrender Charge from the Policy Account Value as of the effective date of such reduction. The amount of such pro rata Surrender Charge will be the Surrender Charge multiplied by the amount of the reduction in the Face Amount divided by the Face Amount as of the Effective Date of such reduction.

   We will allocate the pro rata Surrender Charge based on the proportion that your Guaranteed Account Value and the value in your Subaccounts bear to the total unloaned Policy Account Value.

PARTIAL WITHDRAWAL OF NET CASH SURRENDER VALUE. After the first Policy Year, you may make a written request for a partial withdrawal of the Net Cash Surrender Value, subject to the restrictions below and the minimum amount shown in the Policy Schedule. As of the date we receive your request at our Service Center, we will reduce the Policy Account Value by the amount withdrawn plus the expense charge for a partial withdrawal shown in the Policy Schedule. If Death Benefit Option A is in effect, we will reduce the Face Amount by such amount.

   We will allocate the withdrawal and expense charge based on the proportion that your Guaranteed Account Value and the value in your Subaccounts bear to the total unloaned Policy Account Value.

   We reserve the right to decline your withdrawal request if: the Face Amount would be reduced below the minimum amount for which we would then issue this Policy under our rules; or we determine that the withdrawal would cause this Policy to fail to qualify as life insurance under applicable tax laws, as interpreted by us.

   If we approve your request, we will issue revised Policy Schedule pages reflecting the changes, if any. The revised pages will become a part of this Policy. We may require you to return the policy to make the change.

Form PLC134

                             POLICY LOAN PROVISIONS

   You may borrow from this Policy while it has a loan value. This Policy will be the only security for the loan. Any policy loan must be for at least the minimum amount shown in the Policy Schedule. The maximum amount which may be borrowed is the Net Cash Surrender Value. We will allocate the loan based on the proportion that your Guaranteed Account Value and the value of your Subaccounts bear to the total unloaned Policy Account Value.

   The collateral for the loan will be the loan amount plus accrued interest to the next Policy Anniversary less interest at 4% per annum which will be earned to such Policy Anniversary. The collateral for the loan will be deducted from each account and transferred to the Loan Account. The collateral for any existing loan will be recalculated: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

EFFECT OF LOANS. A policy loan will have a permanent effect on your benefits under this Policy, even if it is repaid. The loan amount which is transferred to the Loan Account will be maintained separately.

INTEREST RATE CHARGED ON LOANS. We will charge interest on loans at the fixed yearly rate of 6%. Loan interest is due at the end of each Policy Year. If you do not pay the interest when it is due, we will add it to the outstanding loan. The unpaid interest will then be treated as part of the loaned amount and bear interest at the policy loan interest rate. We will allocate the unpaid interest based on the proportion that your Guaranteed Account Value and the value of your Subaccounts bear to the total unloaned Policy Account Value.

LOAN INTEREST CREDITED. We will credit the Loan Account with interest at an effective annual rate we determine. This rate will not be less than 4%. We will determine such rate in advance of each calendar year. This rate will apply to the calendar year which follows the date of determination. Loan interest credited will be transferred to each of your Accounts: (1) when loan interest is paid or treated as part of the loaned amount; (2) when a loan repayment is made; and (3) when a new loan is made.

LOAN REPAYMENTS. You may repay all or part of a policy loan at any time while either Insured is alive and this Policy is in force. We will assume that any payments made while there is an outstanding loan on this Policy is a loan repayment, unless you tell us, in writing, that such is a premium payment.

   Repayments will first be allocated to the accounts based on the allocation of the outstanding loan from each account as of the date of repayment. Any repayment in excess of the amount of the outstanding loan will be allocated based on the amount of accrued interest for the outstanding loan.

   Failure to repay a loan or pay loan interest will not cause this policy to lapse unless the Net Cash Surrender Value on the Policy Processing Day is less than the monthly deduction due. In that event, the Grace Period provision will apply.

Form PLC134

                                 PAYMENT OPTIONS

   Payments under these Options will not be affected by the investment experience of any Subaccount after proceeds are applied under such Options.

   Instead of being paid in one sum, the proceeds of this Policy may be paid under one of the Options below.

OPTION I - PROCEEDS AT INTEREST. We will pay interest on the proceeds at 12, 6, 3 or 1 month intervals, as elected. The interest per interval for each $1,000 of proceeds is shown in the table below:

INTERVAL IN MONTHS         AMOUNT OF INTEREST
------------------         ------------------
       12                       $30.00
        6                        14.89
        3                         7.42
        1                         2.47

OPTION 2 - INSTALMENTS OF A SPECIFIED AMOUNT. We will pay the proceeds in equal instalments of the amount elected with our consent at 12, 6, 3 or 1 month intervals. We will add interest on the balance of proceeds to such balance each year. We will pay instalments. until the proceeds and interest are exhausted. The last instalment will be for the balance only of the proceeds and interest.

OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD. We will pay the proceeds in the number of equal monthly instalments certain set forth in the election. We will base the amount of each instalment on the Option 3 table. If so elected, the instalments may be paid at 12, 6 or 3 month intervals. The amount of each instalment in such case will be the product of the monthly instalment and the factor shown in the table below:

                              FACTOR APPLIED TO
INTERVAL IN MONTHS           MONTHLY INSTALMENT
------------------           ------------------
       12                          11.839
        6                           5.963
        3                           2.993

OPTION 4 - LIFE INCOME. We will use the proceeds to provide equal monthly instalments during the payee's life. We will pay the instalments, as elected, either without instalments certain or with instalments certain for 120 months, for 240 months, or until the proceeds are refunded.

   "Until the proceeds are refunded" means until the sum of the instalments paid by us equals the amount of proceeds settled under this Option. We will base the amount of each instalment on the Option 4 table.


OPTION 5 - JOINT AND SURVIVOR LIFE INCOME. We will use the proceeds to provide equal monthly instalments, with a number of instalments certain, during the joint lives of the payee and one other person and during the life of the survivor.

   We will pay the instalments certain for either 120 or 240 months, as elected. We will base the amount of each instalment on the Option 5 table.

DATE OF FIRST PAYMENT. We will make the first payment under Option 1 at the end of the first payment interval. We will make the first payment under Option 2, 3, 4 or 5 on the date on which the Option takes effect.

INTEREST. The interest rate underlying all of the above Options is 3% per year. Additional interest may be declared each year by us. Such additional interest will:

   1. increase the interest payment under Option 1;

   2. be added to the proceeds under Option 2; or

   3. increase the instalments certain under Option 3, 4 or 5.

WITHDRAWAL OR COMMUTATION. If expressly provided in the election of the Option but not otherwise, the payee will have the right to:

   1. withdraw all or part of the balance of the proceeds under Option 1 or 2;
      or

   2. take in one sum the commuted value of any balance of the instalments certain under Option 3, 4, or 5.

   Partial withdrawals will be subject to our published minimum amount limits in effect at the time the Option is elected. Such commuted value will be based on compound interest at a yearly rate of 3%. Under Option 4 or 5, no instalments other than instalments certain may be commuted.

   We may defer payment of the amount withdrawn or commuted for a period not exceeding 6 months.

SETTLEMENT AT DEATH OF PAYEE. After the death of the payee (the survivor in the case of Option 5), we will make payment as directed in the election of the Option. Such direction is subject to our approval.

   The amount subject to such payment will be:

   1. any balance of proceeds, with accrued interest, under Option 1 or 2; or

   2. the value of any remaining instalments certain under Option 3, 4 or 5.


Form PLC134

                   OPTION 3-INSTALMENTS FOR A SPECIFIED PERIOD

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 3

                 Monthly Installments Certain
                 ----------------------------
              No.                       Amount
              ---                       ------
              12                       $   84.47
              24                           42.86
              36                           28.99
              48                           22.06
              60                           17.91
              72                           15.14
              84                           13.16
              96                           11.68
             108                           10.53
             120                            9.61
             132                            8.86
             144                            8.24
             156                            7.71
             168                            7.26
             180                            6.87
             192                            6.53
             204                            6.23
             216                            5.96
             228                            5.73
             240                            5.51
             252                            5.32
             264                            5.15
             276                            4.99
             288                            4.84
             300                            4.71
             312                            4.59
             324                            4.47
             336                            4.37
             348                            4.27
             360                            4.18

                              OPTION 4-LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
 Option 4 Where the incomes are the same the longer certain period will apply.

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            M                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.81        $   2.81        $   2.81        $   2.80
            6                  2.83            2.82            2.82            2.81
            7                  2.84            2.84            2.83            2.83
            8                  2.85            2.85            2.84            2.84
            9                  2.86            2.86            2.86            2.85

           10                  2.87            2.87            2.87            2.86
           11                  2.89            2.89            2.88            2.88
           12                  2.90            2.90            2.90            2.89
           13                  2.92            2.91            2.91            2.90
           14                  2.93            2.93            2.92            2.92

           15                  2.95            2.95            2.94            2.93
           16                  2.96            2.96            2.96            2.95
           17                  2.98            2.98            2.97            2.96
           18                  3.00            3.00            2.99            2.98
           19                  3.02            3.01            3.01            3.00

           20                  3.04            3.03            3.03            3.02
           21                  3.06            3.05            3.05            3.04
           22                  3.08            3.07            3.07            3.06
           23                  3.10            3.09            3.09            3.08
           24                  3.12            3.12            3.11            3.10

           25                  3.14            3.14            3.13            3.12
           26                  3.17            3.16            3.15            3.14
           27                  3.19            3.19            3.18            3.16
           28                  3.22            3.22            3.20            3.19
           29                  3.25            3.24            3.23            3.21

           30                  3.28            3.27            3.26            3.24
           31                  3.31            3.30            3.29            3.27
           32                  3.34            3.33            3.32            3.30
           33                  3.37            3.37            3.35            3.33
           34                  3.41            3.40            3.38            3.36

           35                  3.44            3.44            3.41            3.39
           36                  3.48            3.48            3.45            3.42
           37                  3.52            3.51            3.48            3.46
           38                  3.57            3.56            3.52            3.50
           39                  3.61            3.60            3.56            3.53

           40                  3.66            3.64            3.60            3.57
           41                  3.71            3.69            3.64            3.61
           42                  3.76            3.74            3.68            3.66
           43                  3.81            3.79            3.73            3.70
           44                  3.87            3.85            3.77            3.75

           45                  3.93            3.90            3.82            3.80
           46                  3.99            3.96            3.87            3.85
           47                  4.05            4.02            3.92            3.90
           48                  4.12            4.09            3.97            3.96
           49                  4.19            4.15            4.03            4.01

           50                  4.27            4.22            4.08            4.08
           51                  4.34            4.29            4.14            4.14
           52                  4.43            4.37            4.20            4.20
           53                  4.51            4.45            4.26            4.27
           54                  4.60            4.54            4.32            4.35

           55                  4.70            4.62            4.39            4.42
           56                  4.80            4.72            4.45            4.50
           57                  4.91            4.82            4.51            4.58
           58                  5.03            4.92            4.58            4.67
           59                  5.15            5.03            4.64            4.76

           60                  5.28            5.14            4.71            4.86
           61                  5.42            5.26            4.78            4.96
           62                  5.57            5.39            4.84            5.07
           63                  5.74            5.52            4.90            5.19
           64                  5.91            5.66            4.96            5.30

           65                  6.10            5.81            5.02            5.43
           66                  6.29            5.96            5.08            5.56
           67                  6.50            6.11            5.13            5.70
           68                  6.73            6.28            5.18            5.85
           69                  6.97            6.44            5.23            6.00

           70                  7.23            6.61            5.27            6.16
           71                  7.51            6.78            5.31            6.33
           72                  7.80            6.96            5.34            6.51
           73                  8.12            7.14            5.37            6.70
           74                  8.45            7.32            5.40            6.90

           75                  8.82            7.49            5.42            7.11
           76                  9.21            7.67            5.44            7.33
           77                  9.62            7.84            5.45            7.56
           78                 10.07            8.01            5.47            7.80
           79                 10.55            8.17            5.48            8.05

           80                 11.06            8.33            5.49            8.32
           81                 11.61            8.48            5.49            8.60
           82                 12.19            8.61            5.50            8.89
           83                 12.81            8.74            5.50            9.20
           84                 13.46            8.86            5.51            9.52

           85+                14.16            8.97            5.51            9.85

                                        Number of Monthly Instalments
                                                   Certain
                          ---------------------------------------------------------
          Age of
          Payee*                                                             Until
                                                                           Proceeds
                            None             120             240              Are
            F                                                              Refunded
-----------------------------------------------------------------------------------
            5**           $    2.75        $   2.75        $   2.75        $   2.74
            6                  2.76            2.76            2.76            2.75
            7                  2.77            2.77            2.77            2.76
            8                  2.78            2.78            2.78            2.77
            9                  2.79            2.79            2.79            2.78

           10                  2.80            2.80            2.80            2.79
           11                  2.81            2.81            2.81            2.80
           12                  2.82            2.82            2.82            2.82
           13                  2.83            2.83            2.83            2.83
           14                  2.85            2.85            2.84            2.84

           15                  2.86            2.86            2.86            2.85
           16                  2.87            2.87            2.87            2.86
           17                  2.89            2.89            2.88            2.88
           18                  2.90            2.90            2.90            2.89
           19                  2.92            2.92            2.91            2.91

           20                  2.93            2.93            2.93            2.92
           21                  2.95            2.95            2.94            2.94
           22                  2.96            2.96            2.96            2.95
           23                  2.98            2.98            2.98            2.97
           24                  3.00            3.00            2.99            2.99

           25                  3.02            3.02            3.01            3.01
           26                  3.04            3.04            3.03            3.02
           27                  3.06            3.06            3.05            3.04
           28                  3.08            3.08            3.07            3.06
           29                  3.10            3.10            3.09            3.09

           30                  3.13            3.12            3.12            3.11
           31                  3.15            3.15            3.14            3.13
           32                  3.18            3.17            3.16            3.15
           33                  3.20            3.20            3.19            3.18
           34                  3.23            3.23            3.22            3.20

           35                  3.26            3.26            3.24            3.23
           36                  3.29            3.29            3.27            3.26
           37                  3.32            3.32            3.30            3.29
           38                  3.35            3.35            3.33            3.32
           39                  3.39            3.38            3.37            3.35

           40                  3.42            3.42            3.40            3.38
           41                  3.46            3.46            3.43            3.42
           42                  3.50            3.50            3.47            3.45
           43                  3.54            3.54            3.51            3.49
           44                  3.59            3.58            3.55            3.53

           45                  3.63            3.63            3.59            3.57
           46                  3.68            3.67            3.63            3.61
           47                  3.73            3.72            3.68            3.66
           48                  3.79            3.77            3.72            3.70
           49                  3.84            3.83            3.77            3.75

           50                  3.90            3.89            3.82            3.80
           51                  3.97            3.95            3.88            3.86
           52                  4.03            4.01            3.93            3.91
           53                  4.10            4.08            3.99            3.97
           54                  4.18            4.15            4.04            4.03

           55                  4.25            4.22            4.11            4.10
           56                  4.34            4.30            4.17            4.17
           57                  4.42            4.38            4.23            4.24
           58                  4.52            4.47            4.30            4.31
           59                  4.61            4.56            4.37            4.39

           60                  4.72            4.66            4.44            4.48
           61                  4.83            4.76            4.51            4.56
           62                  4.95            4.86            4.58            4.66
           63                  5.07            4.98            4.65            4.75
           64                  5.21            5.10            4.72            4.86

           65                  5.35            5.22            4.79            4.97
           66                  5.51            5.36            4.86            5.08
           67                  5.67            5.50            4.93            5.20
           68                  5.85            5.65            5.00            5.33
           69                  6.04            5.80            5.06            5.47

           70                  6.25            5.96            5.12            5.61
           71                  6.47            6.14            5.18            5.76
           72                  6.71            6.31            5.23            5.93
           73                  6.97            6.50            5.28            6.10
           74                  7.26            6.69            5.32            6.28

           75                  7.56            6.89            5.35            6.48
           76                  7.90            7.09            5.39            6.68
           77                  8.26            7.29            5.41            6.90
           78                  8.65            7.49            5.43            7.13
           79                  9.07            7.69            5.45            7.38

           80                  9.53            7.89            5.47            7.64
           81                 10.03            8.08            5.48            7.91
           82                 10.57            8.26            5.49            8.21
           83                 11.16            8.43            5.49            8.51
           84                 11.79            8.59            5.50            8.83

           85+                12.48            8.74            5.50            9.18

*On birthday nearest to due date of first instalment.

**Ages 5 and under.

+Ages 85 and over.

Form SO-1980

                     OPTION 5-JOINT AND SURVIVOR LIFE INCOME

Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under
                                    Option 5


                                             WITH 120 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.66   $3.69   $3.72   $3.75   $3.77   $3.80   $3.83   $3.85   $3.88   $3.90   $3.92   $3.95   $3.97
  51     3.62    3.65    3.68    3.71    3.74    3.77    3.80    3.83    3.86    3.89    3.91    3.94    3.97    3.99    4.01
  52     3.64    3.67    3.70    3.74    3.77    3.80    3.83    3.86    3.89    3.92    3.95    3.98    4.01    4.03    4.06
  53     3.66    3.69    3.72    3.76    3.79    3.82    3.86    3.89    3.92    3.96    3.99    4.02    4.05    4.08    4.11
  54     3.67    3.71    3.74    3.78    3.81    3.85    3.89    3.92    3.96    3.99    4.02    4.06    4.09    4.12    4.15

  55     3.69    3.72    3.76    3.80    3.84    3.87    3.91    3.95    3.99    4.02    4.06    4.10    4.13    4.17    4.20
  56     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.10    4.13    4.17    4.21    4.25
  57     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.05    4.09    4.13    4.17    4.21    4.25    4.29
  58     3.73    3.77    3.81    3.86    3.90    3.94    3.99    4.03    4.08    4.12    4.17    4.21    4.25    4.30    4.34
  59     3.74    3.79    3.83    3.87    3.92    3.96    4.01    4.06    4.10    4.15    4.20    4.25    4.29    4.34    4.38

  60     3.75    3.80    3.84    3.89    3.94    3.98    4.03    4.08    4.13    4.18    4.23    4.28    4.33    4.38    4.43
  61     3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.11    4.16    4.21    4.26    4.32    4.37    4.42    4.48
  62     3.78    3.82    3.87    3.92    3.97    4.02    4.07    4.13    4.18    4.24    4.29    4.35    4.41    4.46    4.52
  63     3.79    3.83    3.88    3.93    3.99    4.04    4.09    4.15    4.21    4.26    4.32    4.38    4.44    4.50    4.56
  64     3.80    3.84    3.90    3.95    4.00    4.06    4.11    4.17    4.23    4.29    4.35    4.41    4.48    4.54    4.60

  65     3.80    3.85    3.91    3.96    4.01    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.51    4.58    4.64

  70     3.84    3.89    3.95    4.01    4.07    4.13    4.20    4.27    4.34    4.41    4.49    4.57    4.65    4.73    4.82

  75     3.86    3.92    3.98    4.04    4.11    4.17    4.25    4.32    4.40    4.48    4.57    4.66    4.75    4.84    4.94

  80     3.87    3.93    4.00    4.06    4.13    4.20    4.27    4.35    4.44    4.52    4.61    4.71    4.81    4.91    5.02

  WITH 120 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.99   $4.08   $4.14   $4.18
  51        4.04    4.13    4.20    4.25
  52        4.08    4.19    4.27    4.32
  53        4.13    4.25    4.34    4.40
  54        4.18    4.31    4.41    4.48

  55        4.23    4.37    4.48    4.56
  56        4.28    4.44    4.56    4.64
  57        4.33    4.50    4.64    4.73
  58        4.38    4.57    4.72    4.82
  59        4.43    4.64    4.80    4.92

  60        4.48    4.71    4.89    5.02
  61        4.53    4.77    4.98    5.12
  62        4.58    4.84    5.07    5.23
  63        4.62    4.91    5.16    5.34
  64        4.67    4.98    5.25    5.45

  65        4.71    5.05    5.35    5.57

  70        4.91    5.36    5.81    6.18

  75        5.05    5.62    6.23    6.78

  80        5.14    5.79    6.54    7.27


* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of egos not shown in this table will be furnished on request.


                                             WITH 240 MONTHLY INSTALMENTS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
Age of                                                      Age of Payee*
Payee*                                                         FEMALE
        ---------------------------------------------------------------------------------------------------------------------
MALE      50      51      52      53      54      55      56      57      58      59      60      61      62      63      64
-----------------------------------------------------------------------------------------------------------------------------
  50    $3.60   $3.63   $3.65   $3.68   $3.71   $3.73   $3.76   $3.79   $3.81   $3.84   $3.86   $3.88   $3.90   $3.92   $3.94
  51     3.61    3.64    3.67    3.70    3.73    3.76    3.79    3.82    3.84    3.87    3.89    3.92    3.94    3.96    3.98
  52     3.63    3.66    3.69    3.72    3.76    3.79    3.82    3.85    3.87    3.90    3.93    3.95    3.98    4.00    4.02
  53     3.65    3.68    3.71    3.75    3.78    3.81    3.84    3.87    3.90    3.93    3.96    3.99    4.02    4.04    4.07
  54     3.66    3.70    3.73    3.77    3.80    3.83    3.87    3.90    3.93    3.97    4.00    4.03    4.06    4.08    4.11

  55     3.68    3.71    3.75    3.79    3.82    3.86    3.89    3.93    3.96    4.00    4.03    4.06    4.09    4.12    4.15
  56     3.69    3.73    3.77    3.80    3.84    3.88    3.92    3.95    3.99    4.03    4.06    4.10    4.13    4.16    4.19
  57     3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.09    4.13    4.17    4.20    4.24
  58     3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.04    4.09    4.13    4.16    4.20    4.24    4.28
  59     3.73    3.77    3.81    3.85    3.90    3.94    3.98    4.03    4.07    4.11    4.15    4.20    4.24    4.28    4.31

  60     3.74    3.78    3.82    3.87    3.91    3.96    4.00    4.05    4.09    4.14    4.18    4.23    4.27    4.31    4.35
  61     3.75    3.79    3.84    3.88    3.93    3.97    4.02    4.07    4.12    4.16    4.21    4.26    4.30    4.35    4.39
  62     3.76    3.80    3.85    3.89    3.94    3.99    4.04    4.09    4.14    4.19    4.23    4.28    4.33    4.38    4.42
  63     3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.10    4.16    4.21    4.26    4.31    4.36    4.41    4.46
  64     3.77    3.82    3.87    3.92    3.97    4.02    4.07    4.12    4.17    4.23    4.28    4.33    4.39    4.44    4.49

  65     3.78    3.83    3.88    3.93    3.98    4.03    4.08    4.14    4.19    4.25    4.30    4.36    4.41    4.46    4.52

  70     3.81    3.86    3.91    3.96    4.02    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.50    4.57    4.63

  75     3.82    3.87    3.92    3.98    4.03    4.09    4.16    4.22    4.28    4.35    4.42    4.48    4.55    4.62    4.69

  80     3.82    3.87    3.93    3.98    4.04    4.10    4.16    4.23    4.29    4.36    4.43    4.50    4.57    4.64    4.71

  WITH 240 MONTHLY INSTALMENTS CERTAIN
----------------------------------------
Age of             Age of Payee*
Payee*                FEMALE
           -----------------------------
MALE         65      70      75      80
----------------------------------------
  50       $3.96   $4.03   $4.06   $4.08
  51        4.00    4.08    4.12    4.14
  52        4.05    4.13    4.17    4.19
  53        4.09    4.18    4.23    4.25
  54        4.13    4.23    4.29    4.31

  55        4.18    4.29    4.35    4.38
  56        4.22    4.34    4.41    4.44
  57        4.27    4.40    4.47    4.50
  58        4.31    4.45    4.53    4.57
  59        4.35    4.50    4.59    4.63

  60        4.39    4.55    4.65    4.69
  61        4.43    4.61    4.71    4.76
  62        4.47    4.66    4.77    4.82
  63        4.50    4.70    4.83    4.88
  64        4.54    4.75    4.88    4.94

  65        4.57    4.79    4.93    5.00

  70        4.69    4.97    5.15    5.24

  75        4.76    5.07    5.28    5.38

  80        4.78    5.11    5.33    5.44

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.

Form SO-1980

                                  ENDORSEMENTS
                        (Only We Can Endorse This Policy)








                    A GUIDE TO THE PROVISIONS OF THIS POLICY


                                       Page                                            Page
                                       ----                                            ----
Allocation Options .................   6          Policy Description ...............   2
Calculation of Values ..............   14-16      Policy Loan Provisions ...........   17
Death Benefit Provisions ...........   10-11      Policy Owner and Beneficiary
Definitions ........................   7            Provisions .....................   9-10
Endorsements .......................   21         Policy Schedule ..................   3-5
General Provisions .................   7-9        Premium Expense Charge ...........   12
Payment Options ....................   18         Premium Payment Provisions .......   11-12
Policy Account Value: Allocations                 The Separate Account .............   12-13
  and Transfers ....................   13-14      Surrenders and Withdrawals .......   16

Form PLC134

                                  VARIABLE LIFE

    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy.
       Insurance Proceeds payable upon death of the last surviving Insured before Final Policy Date. Policy Account Value payable on Final Policy
       Date. Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan Accounts and on the investment experience of the Subaccounts. Non-Participating,





                             [PROVIDENTMUTUAL LOGO]


               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                         A Stock Life Insurance Company
                  300 Continental Drive, Newark, Delaware 19713

Form PLC134

               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                         A STOCK LIFE INSURANCE COMPANY
                                NEWARK, DELAWARE



          INSURED 1        JOHN DOE                35, MALE     ISSUE AGE/SEX
          INSURED 2        JANE DOE                35, FEMALE   ISSUE AGE/SEX

      POLICY NUMBER        9,000,000               01/01/1996  POLICY ISSUE DATE

        FACE AMOUNT        $100,000.00             01/01/1996  POLICY DATE

      DEATH BENEFIT        OPTION A

Providentmutual Life and Annuity Company of America agrees:

     - To pay the Beneficiary of this Policy the Insurance Proceeds upon receipt of due proof of the death of both Insureds;

     - To provide you (the Policy Owner) with the other rights and benefits under this Policy.

These agreements are subject to the provisions of this Policy. The Policy does not pay a benefit upon the death of the first of the Insureds to die, but only upon the death of the last surviving Insured.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED, AS DESCRIBED ON PAGE 10.

THE PORTION OF THE POLICY ACCOUNT VALUE THAT IS IN A SUBACCOUNT MAY INCREASE OR DECREASE, DEPENDING UPON THE UNIT VALUE OF SUCH SUBACCOUNT, WHICH IN TURN DEPENDS UPON THE INVESTMENT EXPERIENCE OF THE CORRESPONDING PORTFOLIO OF A DESIGNATED INVESTMENT COMPANY. THE INVESTMENT OPTIONS FOR THIS POLICY ARE DESCRIBED ON PAGE 6. THERE IS NO GUARANTEED MINIMUM FOR THE PORTION OF YOUR POLICY ACCOUNT VALUE IN THE SUBACCOUNTS.

The portion of the Policy Account Value that is in the Guaranteed Account and the Loan Account will accumulate, after deductions, at rates of interest we determine. Such rates will not be less than 4% a year.

Please read this Policy with care. A guide to its provisions is on the last page. A description is on page 2. Any additional benefit riders and copies of the Applications are included in this Policy after page 20.

                 This is a legal contract between the Owner and
              Providentmutual Life and Annuity Company of America.

                           READ THIS POLICY CAREFULLY

RIGHT TO EXAMINE POLICY. YOU MAY EXAMINE THIS POLICY AND IF FOR ANY REASON YOU ARE NOT SATISFIED WITH IT, YOU MAY CANCEL IT BY RETURNING THE POLICY TO US WITH A WRITTEN REQUEST NO LATER THAN: (a) 10 DAYS AFTER YOU RECEIVE IT; (b) OR 45 DAYS AFTER PART I OF THE APPLICATION WAS SIGNED. ALL YOU HAVE TO DO IS TAKE THIS POLICY TO OUR SERVICE CENTER AT 300 CONTINENTAL DRIVE, NEWARK, DELAWARE, OR MAIL IT TO P.O. BOX 15750, WILMINGTON, DE 19850-5750, OR TO ONE OF OUR OFFICES OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. IF YOU DO THIS, WE WILL REFUND AN AMOUNT EQUAL TO THE PREMIUMS YOU PAID UNDER THIS POLICY.



Attest                                                      /s/  Illegible
                                                                 President
                  Registrar



                                  VARIABLE LIFE
    Flexible Premium Adjustable Survivorship Variable Life Insurance Policy. Insurance Proceeds payable upon death of the last surviving Insured before
  Final Policy Date. Policy Account Value payable on Final Policy Date. Values provided by this Policy are based on declared interest rates of the
               Guaranteed and Loan Accounts and on the investment
                experience of the Subaccounts. Non-Participating.
  FOR INQUIRIES, INFORMATION AND RESOLUTION OF COMPLAINTS, CALL 1-800-262-9273.

[PROVIDENTMUTUAL LOGO]                                   [PROVIDENTMUTUAL LOGO]

Form PLC134A                                                              11.96